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                                                                Exhibit (a) (30)


                              Fant Industries Inc.
                              2154 Highland Avenue
                           Birmingham, Alabama 35205
                             Phone:  (205) 933-1030

For further information contact:

Anthony J. Fant
(205) 933-1030

Richard Grubaugh
Beacon Hill Partners
(212) 843-8500

FOR IMMEDIATE RELEASE
---------------------

FANT INDUSTRIES EXTENDS OFFER FOR SHARES OF HEI, INC.
-----------------------------------------------------

NEW YORK, NEW YORK June 15, 1998 -- The Fant Industries Inc. tender offer, proration period, and withdrawal rights have been extended and will expire on Monday, July 20, 1998 at 12:00 midnight New York City Time unless extended further. To date, approximately 1,461,000 shares of the Company's Common Stock have been tendered.

R.J. Steichen & Co. is the Dealer Manager, and Beacon Hill Partners, Inc. is the Information Agent.

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